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                                                                 EXHIBIT 23.1(c)


                      [SECURITIES DATA COMPANY LETTERHEAD]

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of the Goldman Sachs Group, Inc. of the information we provided for use in the Prospectus, dated May 3, 1999, and to the references to our name in such Registration Statement, including under the captions
"Experts" and "Interests of Named Experts and Counsel".



Securities Data Company
A Division of Thomson Information Services

/s/ Kenneth J. Seng
Kenneth J. Seng
Director, Account Management
 & Client Training

June 16, 1999